Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, December 27, 2021

UFP Industries acquires Ultra Aluminum Manufacturing,
expanding its fence and railing offerings

GRAND RAPIDS, Mich., Monday, December 27, 2021 – UFP Industries (Nasdaq: UFPI) today announced that its subsidiary, Deckorators, Inc., has acquired Ultra Aluminum Manufacturing Inc. (Ultra), a leading manufacturer of aluminum fencing, gates and railing, for $25 million. The transaction includes $2 million to be paid if certain future performance goals are met.

Founded in 1996 and based in Howell, Michigan, Ultra designs and produces an extensive selection of ornamental aluminum fence and railing products for contractors, landscapers, fence dealers and wholesalers. The company had trailing 12-month sales through November 2021 of approximately $46 million. Ultra President Russ Springborn and Vice President of Business Development Dave Stewart will continue in leadership roles.

“This transaction adds aluminum fencing to our current lineup of vinyl and wood fencing, and strengthens our commitment to bringing customers more choice and product innovation,” said Landon Tarvin, vice president of Deckorators. “Ultra has a diverse product line, including railing, a loyal and diversified national customer base, and a reputation for quality and professionalism that leads the industry. We’re thrilled to have them as a complement to our existing Deckorators deck and railing business.”

“By joining the UFP family of companies, Ultra will have many new opportunities to expand our capacity and reach new customers,” said Russ Springborn. “Like UFP Industries, we are committed to innovation and growth, and we’re excited for what the future has in store for both our customers and our employees.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

Deckorators, Inc.

Deckorators, the first name in decking, railing and accessories and the originator of the round aluminum baluster, is a subsidiary of UFP Retail Solutions, LLC, a UFP Industries company. Deckorators started the low-maintenance aluminum balusters category with the Classic Series and has since led the industry with many new and innovative decking and railing products. Its approach to developing exciting and distinctive products allows both DIYers and builders to bring the personal creativity of interior design to outdoor living.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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